Exhibit 99.1

Electro-Sensors, Inc. Acquires Wireless Hazard Monitoring
Product Line From Harvest Engineering Inc.

Minnetonka, MN, February 18, 2014 – Electro-Sensors, Inc. (Nasdaq: ELSE) announced today it has acquired the advanced wireless hazard monitoring product line from Harvest Engineering Inc. (“Harvest”). Electro-Sensors will market and sell the new hazard monitoring products under its new HazardPROTM product line and manufacture and service them at its Minnetonka, Minnesota facility.

“The creation of the HazardPROTM product line will enable us to deliver best-in-class hazard monitoring systems built upon a field-proven wireless platform,” said David Klenk, President of Electro-Sensors. “This acquisition complements our existing hazard monitoring sensors and systems and expands our product line to include the most advanced hazard monitoring systems with a lower installed cost than traditional wire-based solutions. The combination of leading hazard monitoring technology, field-proven reliability, true remote access capabilities, and the lowest overall installed cost make this a market-leading product offering.”

“We’re excited that Electro-Sensors will be deploying this technology to markets where hazard monitoring is of critical importance,” said Bruce Meyer, President of Harvest Engineering. “With more than 45 years of experience serving these markets, Electro-Sensors has established distribution channels, technical competency, and customer support capabilities that are essential to effectively distribute this technology worldwide. Additionally, this transaction will enable Harvest to focus on developing its core business of designing new, highly-engineered products for the grain and feed market.”

The HazardPROTM wireless hazard monitoring product line contains a variety of configurations ideally suited for a wide range of applications, from single-point monitoring to large, highly-complex, multi-leg installations. In addition, it has been successfully installed and monitoring industrial processing facilities with hazardous environments for more than five years. During this time period, the products have proven to be easy-to-use, extremely reliable, simple-to-operate, and cost-effective.

Under the agreement, Harvest received $400,000 at closing, and will receive an additional $400,000 on each of the first and second anniversary of closing. Additionally, Harvest may earn up to an additional $550,000, contingent upon the achievement of certain performance measures. The Company believes the acquisition will be accretive to quarterly GAAP earnings per share beginning in the second quarter of 2015.

About Electro-Sensors, Inc.

Electro-Sensors, Inc. designs and manufactures the most rugged and reliable machine monitoring sensors and hazard monitoring systems for industrial applications. Since 1968 we have been utilizing leading-edge technology to continuously improve our products making them easy-to-use and designed to last for many years of accurate service. Our products improve processes by safeguarding systems, reducing downtime, and preventing waste. Most of our standard products ship within two days and have an industry-leading 5-year warranty. Electro-Sensors is proud to be an ISO9001:2008 quality certified company committed to providing excellent customer service and technical support.

Cautionary Statement Regarding Forward Looking Statements

This press release includes statements about possible or anticipated future financial performance, business activities or plans. These forward-looking statements may include the words “believes,” “expects,” “anticipates,” “intends” or similar expressions. For these forward-looking statements, the Company claims the protection of the safe harbor for forward−looking statements contained in federal securities laws. These forward-looking statements are subject to a number of factors, risks and uncertainties, including those disclosed in our periodic filings with the SEC, that could cause actual performance, activities or plans after the date the statements are made to differ significantly from those indicated in the forward-looking statements.

In addition, the forward-looking statements in this press release depend upon our ability to successfully integrate and manufacture the advanced wireless hazard monitoring product line, sell it under the HazardPROTM trade name, and continue to develop new products using the advanced wireless hazard technology.

HazardPROTM is a trademark of Electro-Sensors, Inc.